CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To	the Board of Directors Crossfire Capital Corporation New York, New York

We hereby consent to the incorporation by reference in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated April 10, 2006 (June 29, 2006 as to Note 7), relating to the financial statements as of April 7, 2006 and for the period from March 31, 2006 (inception) to April 7, 2006 included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Malone & Bailey

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 30, 2006